UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 11, 2021, Central Garden & Pet Company (the “Company”) acquired all of the outstanding shares of capital stock of Flora Parent, Inc., a Delaware corporation (“Green Garden”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated December 30, 2020, among the Company, Green Garden and Genesis MergerCo, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Genesis”), Genesis merged with and into Green Garden, with Green Garden surviving as a wholly-owned subsidiary of the Company (the “Acquisition”). The Company’s press release regarding the closing of the acquisition of Green Garden is attached as Exhibit 99.1 to this Form 8-K.

Green Garden, previously known as Plantation Products, headquartered in Norton, Mass., is a leading provider of vegetable, herb and flower seed packets, seed starters and plant nutrients in North America, shipping over 250 million seed packets annually.

Under the terms of the Merger Agreement, the Company paid a total of $532 million, subject to certain working capital adjustments. The Acquisition was financed through cash on hand and borrowings under its Credit Facility (as defined below). The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2021, the Company borrowed $179.9 million under its existing Second Amended and Restated Credit Agreement dated September 27, 2019 (the “Credit Facility”) to partially finance the Acquisition. The Credit Facility matures on September 27, 2024. Borrowings under the Credit Facility will bear interest at an index based on LIBOR, plus an applicable margin based on the Company’s consolidated senior leverage ratio. Such applicable margin for LIBOR-based borrowings fluctuates between 1.00%-1.50%.

The foregoing description of the Credit Facility is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Company undertakes to file such information not later than 71 calendar days after February 18, 2021.

(b)	Pro Forma Financial Information.

Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Company undertakes to file such information not later than 71 calendar days after February 18, 2021.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 30, 2020, between Central Garden & Pet Company and Flora Parent, Inc.[1]

99.1	Press Release dated February 16, 2021.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.).

[1]	Portions of the exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: February 17, 2020

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